EXHIBIT 99.1

Hanmi Reports 5.8% Loan Growth and $0.44 Earnings per Share for the Third Quarter

2015 Third Quarter Highlights:

  Net income of $14.0 million, or $0.44 per diluted share.
  Loans receivable up 5.8% or $168.2 million from the second quarter and 13.5% from a year ago.
  New loan production up 47.1% or $306.1 million from the second quarter and 80.3% from a year ago.
  Noninterest bearing deposits up 5.0% from the second quarter and represent 31.7% of deposits.
  Asset quality continues to be strong with non-performing assets at 0.88% of total assets and a negative provision for loan losses of $3.7 million for the 2015 third quarter.

LOS ANGELES, Oct. 27, 2015 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or "Hanmi"), the holding company for Hanmi Bank (the "Bank"), today reported third quarter net income of $14.0 million, or $0.44 per diluted share, unchanged from the second quarter of 2015. Compared with the third quarter of 2014, after adjusting for the after-tax bargain purchase gain and merger and integration costs, net income was up 52% from a year ago. Third quarter 2014 net income was $21.8 million, or $0.68 per diluted share, and included an after-tax bargain purchase gain of $14.6 million and pretax merger and integration costs of $3.4 million recorded in conjunction with the August 31, 2014 acquisition of Central Bancorp, Inc. ("CBI"), the parent company of United Central Bank.

For the first nine months of 2015, net income was $39.0 million, or $1.22 per diluted share, up 26% from a year ago after adjusting for the $14.6 million after-tax bargain purchase gain in 2014 and pre-tax merger and integration costs of $3.6 million in 2014 and $1.7 million in 2015. Net income for the first nine months of 2014 was $43.8 million, or $1.38 per diluted share.

Mr. C. G. Kum, President and Chief Executive Officer, said, "Hanmi's strong third quarter results were driven by the continued success of our strategic expansion initiatives, improving credit quality and the positive impact of repositioning our balance sheet since the CBI acquisition. Meaningful loan production from our operations in Texas and Illinois, along with the strong performance of our new Healthcare Banking Group, augmented solid growth in our core markets in California. Our focus on credit remains strong, both in our originations as well as in our follow-on administration. Moreover, our pursuit of meaningful banking relationships helped lead the increase in our demand deposits."

Mr. Kum continued, "Since the acquisition, we successfully repositioned our balance sheet to where loans now represent 72% of total assets and 87% of deposits. We also remain focused on improving our operating efficiencies and enhancing profitability across the enterprise. During the third quarter, we completed the closure and consolidation of four branches that resulted in one-time charges of $1.2 million. I believe our actions to streamline our cost structure over the course of the year, coupled with our successful expansion initiatives have positioned Hanmi to generate profitable growth in the years ahead."

Quarterly Results
(in thousands, except per share data)

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Net income	$ 13,959	$ 13,984	$ 21,800	$ 38,997	$ 43,832
Net income per diluted common share	$ 0.44	$ 0.44	$ 0.68	$ 1.22	$ 1.38

Assets	$ 4,214,241	$ 3,970,770	$ 4,240,835	$ 4,214,241	$ 4,240,835
Loans receivable	$ 3,045,072	$ 2,876,906	$ 2,683,462	$ 3,045,072	$ 2,683,462
Deposits	$ 3,518,694	$ 3,439,781	$ 3,598,154	$ 3,518,694	$ 3,598,154

Return on average assets	1.38%	1.39%	2.46%	1.28%	1.87%
Pre-tax, pre-provision earnings on average assets	2.05%	2.11%	3.07%	1.93%	2.40%
Return on average stockholders' equity	11.55%	11.83%	19.97%	11.06%	13.61%
Net interest margin	3.80%	3.97%	3.72%	3.89%	3.80%
Net interest margin excluding acquisition accounting	3.48%	3.48%	3.60%	3.40%	3.77%
Efficiency ratio	57.97%	56.42%	48.35%	59.65%	52.05%
Efficiency ratio excluding merger and integration costs	57.97%	56.14%	41.87%	58.46%	49.04%

Tangible common equity to tangible assets	11.48%	11.86%	10.42%	11.48%	10.42%
Tangible common equity per common share	$ 15.12	$ 14.73	$ 13.84	$ 15.12	$ 13.84

Results of Operations

Third quarter net interest income declined $1.1 million or 3.0% to $36.0 million from $37.1 million in the second quarter primarily from the $1.5 million decline in acquisition accounting amortization and the $605,000 special FHLB dividend received in the preceding quarter, offset by the improved mix of earning assets and an additional day in the quarter. However, third quarter 2015 net interest income improved 15.8% compared with $31.1 million in the third quarter last year, while net interest income of $110.5 million for the first nine-months of 2015 increased 29.5% compared with $85.3 million in the first nine-months of 2014. The year-over-year and year-to-date improvements in net interest income were the result of the CBI acquisition and Hanmi successfully deploying lower yielding securities and cash arising from the CBI acquisition into higher yielding loans.

Net interest margin for the third quarter of 2015 was 3.80% compared with 3.97% for the second quarter of 2015 and 3.72% for the year-ago period. The decline in net interest margin for the third quarter compared the preceding quarter was primarily due to a 17 basis point decline in the impact of acquisition accounting. Net interest margin, excluding acquisition accounting, remained unchanged at 3.48% even though the preceding quarter's net interest margin reflected the aforementioned $605,000 special FHLB dividend. For the first nine months of 2015, net interest margin was 3.89% compared with 3.80% for the first nine months of 2014.

For the third quarter of 2015, Hanmi recorded a negative provision for loan losses of $3.7 million, which included a $1.8 million provision for losses on PCI loans. For the prior quarter, the negative provision for loan losses was $2.4 million, which included an $84,000 reversal of impairment reserves on PCI loans. For the year ago period, Hanmi recorded a provision for loan losses of $48,000, which included no provision for losses or reversal of impairment reserves on PCI loans.

Hanmi recorded a negative loan loss provision of $7.8 million for the first nine months of 2015, compared with a negative provision for loan losses of $7.5 million for the first nine months of 2014.

The impact of the CBI acquisition accounting adjustments on core loan yield, core deposit cost, net interest income and net interest margin are summarized in the following tables.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Core loan yield	4.76%	4.78%	4.85%	4.75%	4.85%
Accretion of discount on purchased loans	0.24%	0.43%	0.06%	0.43%	0.02%
As reported	5.00%	5.21%	4.91%	5.18%	4.87%

Core deposit cost	0.60%	0.61%	0.53%	0.61%	0.52%
Accretion of time deposits premium	0.16%	0.17%	0.08%	0.17%	0.03%
As reported	0.44%	0.44%	0.45%	0.44%	0.49%

	Three Months Ended
	September 30, 2015		June 30, 2015		September 30, 2014
	Amount	Rate	Amount	Rate	Amount	Rate
	(in thousands)
Net interest income and net interest margin excluding acquisition accounting	$ 32,930	3.48%	$ 32,568	3.48%	$ 30,174	3.60%
Accretion of discount on Non-PCI loans	1,209	0.13%	2,606	0.28%	67	0.01%
Accretion of discount on PCI loans	514	0.05%	467	0.05%	291	0.04%
Accretion of time deposits premium	1,378	0.14%	1,504	0.16%	591	0.07%
Amortization of subordinated debentures discount	(46)	--	(41)	--	(36)	--
Net impact	3,055	0.32%	4,536	0.49%	913	0.12%
As reported	$ 35,985	3.80%	$ 37,104	3.97%	$ 31,087	3.72%

Noninterest income increased $2.4 million or 21.8% to $13.6 million from $11.1 million for the second quarter of 2015 primarily due to a $1.9 million increase in disposition gains on PCI loans. Noninterest income decreased $8.1 million or 37.2% from $21.6 million for the year ago period primarily because of the $14.6 million after-tax bargain purchase gain recognized in the 2014 third quarter offset by a $4.3 million increase in disposition gains on PCI loans and $2.0 million increase in gains on sales of securities. Service charges on deposit accounts were $3.4 million for the third quarter of 2015, up from $3.2 million in the second quarter of 2015 and up from $2.9 million for the third quarter last year. Gains on sales of SBA loans were $1.6 million for the third quarter 2015, unchanged from the second quarter of 2015 and up from $1.2 million for the year-ago period. Net gain on sales of securities were $2.0 million for the third quarter of 2015 compared with $1.9 million for the second quarter of 2015 and $67,000 for the third quarter last year. Disposition gains on PCI loans were $4.3 million for the third quarter of 2015, compared with $2.5 million for the prior quarter. There were no disposition gains for the same period a year-ago. Noninterest income in the third quarter of 2014 included an after-tax bargain purchase gain of $14.6 million recorded in conjunction with the acquisition of CBI. There was no bargain purchase gain recorded in either the third quarter or second quarter of 2015.

Noninterest expense increased $1.5 million or 5.6% to $28.7 million from $27.2 million for the preceding quarter primarily due to $1.2 million of one-time expenses related to the 2015 third quarter branch closures and consolidations. Noninterest expense increased $3.2 million or 12.7% from $25.5 million for the third quarter last year primarily because of the August 2014 acquisition of CBI. Salary and employee benefits costs in the third quarter of 2015 increased 3.6% to $16.1 million compared with $15.5 million for the second quarter of 2015, primarily as a result of employee severance charges associated with the branch closures, and increased 25.3% from $12.8 million for the third quarter of 2014 due to the CBI acquisition. Occupancy and equipment costs increased 15.9% to $4.9 million compared with $4.2 million for the second quarter of 2015, primarily related to expenses associated with the branch closures. Professional fees increased to $1.9 million for the third quarter from $1.7 million for the preceding quarter. Advertising and promotion expense increased to $1.3 million compared with $1.0 million for the second quarter and $809,000 for the prior year third quarter. These increases were due to the Hanmi's re-branding initiative.

Hanmi recorded a provision for income taxes of $10.6 million for the third quarter of 2015, representing an effective tax rate of 43.1%, compared with $9.6 million, representing an effective tax rate of 40.8%, for the preceding quarter and $5.4 million, representing an effective rate of 19.8% for the third quarter of 2014. The increase in the effective tax rate for the current quarter compared to the preceding quarter was due to adjustments resulting from the filing of the final CBI tax returns. The increase in the effective tax rate for the current quarter compared to the year ago quarter was primarily due to the $14.6 million after-tax bargain purchase gain recognized in third quarter of 2014. For the nine months ended September 30, 2015 and 2014, Hanmi recorded provision for income taxes of $27.7 million and $20.1 million, respectively, representing effective tax rates of 41.6% and 31.2%, respectively. The year over year increase was due to the aforementioned after-tax bargain purchase gain.

Balance Sheet

Total assets were $4.21 billion at September 30, 2015, a 6.1% increase from $3.97 billion at June 30, 2015 and a 0.6% decrease from $4.24 billion a year ago.  The sequential quarter increase in total assets was primarily due to an increase in loans receivable.

Loans receivable, before the allowance for loan losses, were $3.05 billion at September 30, 2015, up 5.8% from $2.88 billion at June 30, 2015 and up 13.5% from $2.68 billion at September 30, 2014. The increase in loans from the end of the 2014 third quarter reflects Hanmi's strong loan production. Loans held for sale, representing the guaranteed portion of SBA loans, were $4.9 million at September 30, 2015 compared with $4.2 million at the end of the 2015 second quarter and $7.8 million at the end of the 2014 third quarter.

New loan production for the 2015 third quarter reached $306.1 million, 47.1% higher than the second quarter and outpaced $105.7 million of loan payoffs. 2015 third quarter new loan production was comprised of $231.3 million of commercial real estate loans, $30.6 million of commercial and industrial loans, $40.2 million of SBA loans, and $4.0 million of consumer loans. For the 2015 second quarter, new loan production was $208.1 million while loan payoffs were $108.9 million. Loan purchases for the 2015 third quarter were $36.2 million, compared with $20.6 million in the second quarter of 2015. SBA loan sales for the 2015 third quarter were $20.6 million, compared with $19.3 million for the second quarter of 2015.

Deposits were $3.52 billion at the end of the 2015 third quarter, compared with $3.44 billion at the end of the preceding quarter and $3.60 billion at the end of the third quarter of 2014. The cost of deposits was 0.44% for the third quarter of 2015 compared with 0.44% for the second quarter of 2015 and 0.45% for the third quarter a year ago.

At September 30, 2015, stockholders' equity was $485.4 million, compared with $472.7 million and $443.7 million at June 30, 2015 and September 30, 2014, respectively. Tangible common stockholders' equity was $483.7 million, or 11.48% of tangible assets, compared with $470.9 million, or 11.86% of tangible assets, and $441.5 million, or 10.42%, of tangible assets, at June 30, 2015 and September 30, 2014, respectively. Tangible book value per share was $15.12, up 9.3% from a year ago and 2.7% from the preceding quarter. On October 15, 2015, Hanmi paid a cash dividend of $0.11 per share, representing an aggregate dividend of $3.5 million.

Asset Quality

Nonperforming loans, excluding PCI loans, were $23.9 million at the end of the third quarter of 2015, or 0.79% of Non-PCI loans, compared with $28.0 million at the end of the second quarter of 2015, or 0.99% of Non-PCI loans and $24.0 million, or 0.92% of Non-PCI loans at the end of the third quarter last year. Troubled debt restructurings were $18.2 million at September 30, 2015, compared with $21.9 million at June 30, 2015 and $26.4 million at September 30, 2014. Restructured loans included in nonperforming loans were $10.4 million at September 30, 2015, compared with $11.2 million at the end of the same quarter last year.

OREO was $13.2 million at the end of the third quarter of 2015, up from $11.9 million at the end of the prior quarter. OREO primarily resulted from the 2014 third quarter CBI acquisition. Classified loans were $40.1 million, or 1.32% of loans, at September 30, 2015, compared with $44.8 million, or 1.56% of loans, at June 30, 2015 and $45.0 million, or 1.68% of loans, a year ago. Nonperforming assets were $37.2 million at the end of the third quarter of 2015, or 0.88% of assets, compared with 1.00% of assets at the end of the prior quarter and 1.10% of assets at the end of the same quarter last year.

Gross charge-offs for the third quarter of 2015 were $1.8 million, compared with $1.2 million for the preceding quarter and $1.4 million for the same period a year ago. Recoveries of previously charged-off loans for the third quarter of 2015 were $994,000, compared with $1.4 million for the preceding quarter and $663,000 for the third quarter of 2014. As a result, there were net charge-offs of $754,000 for the third quarter of 2015, compared with net recoveries of $272,000 for the preceding quarter and net charge-offs of $755,000 for the year ago period.

The allowance for loan losses was $46.4 million as of September 30, 2015, generating an allowance of loan losses to loans receivable ratio of 1.52% compared with 1.77% as of June 30, 2015 and 1.91% as of September 30, 2014.

Conference Call

Management will host a conference call today, October 27, 2015, at 1:00 p.m. PT (4:00 p.m. ET) to discuss these results.  This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 1:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 42 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for loan losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2015	2015	Change	2014	Change
Assets
Cash and due from banks	$ 235,342	$ 153,231	53.6%	$ 197,016	19.5%
Securities available for sale, at fair value	669,340	728,683	-8.1%	1,128,624	-40.7%
Loans held for sale, at the lower of cost or fair value	4,871	4,158	17.1%	7,757	-37.2%
Loans receivable, net of allowance for loan losses	2,998,710	2,826,086	6.1%	2,632,283	13.9%
Accrued interest receivable	8,722	8,133	7.2%	9,880	-11.7%
Premises and equipment, net	29,857	30,656	-2.6%	31,377	-4.8%
Other real estate owned ("OREO"), net	13,249	11,857	11.7%	22,706	-41.6%
Customers' liability on acceptances	2,704	1,638	65.1%	2,428	11.4%
Servicing assets	11,986	13,125	-8.7%	13,842	-13.4%
FDIC loss sharing asset	--	--	--	9,416	-100.0%
Other intangible assets, net	1,795	1,890	-5.0%	2,179	-17.6%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	17,579	-6.8%
Federal Reserve Bank ("FRB") stock, at cost	14,098	13,517	4.3%	12,273	14.9%
Income tax asset	70,847	82,819	-14.5%	75,142	-5.7%
Bank-owned life insurance	48,067	48,041	0.1%	48,670	-1.2%
Prepaid expenses and other assets	88,268	30,551	188.9%	29,663	197.6%
Total assets	$ 4,214,241	$ 3,970,770	6.1%	$ 4,240,835	-0.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 1,114,621	$ 1,061,823	5.0%	$ 1,029,343	8.3%
Interest-bearing	2,404,073	2,377,958	1.1%	2,568,811	-6.4%
Total deposits	3,518,694	3,439,781	2.3%	3,598,154	-2.2%
Accrued interest payable	2,985	3,443	-13.3%	3,030	-1.5%
Bank's liability on acceptances	2,704	1,638	65.1%	2,428	11.4%
FHLB advances	150,000	--	--	110,000	36.4%
Servicing liabilities	5,176	5,368	-3.6%	5,998	-13.7%
FDIC loss sharing liability	1,173	116	911.2%	--	--
Rescinded stock obligation	--	150	-100.0%	15,485	-100.0%
Subordinated debentures	18,669	18,623	0.2%	18,509	0.9%
Accrued expenses and other liabilities	29,391	28,911	1.7%	43,525	-32.5%
Total liabilities	3,728,792	3,498,030	6.6%	3,797,129	-1.8%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	557,116	556,289	0.1%	554,446	0.5%
Accumulated other comprehensive income	2,158	423	410.2%	(5,065)	-142.6%
Accumulated deficit	(3,931)	(14,371)	-72.6%	(36,074)	-89.1%
Less treasury stock	(70,151)	(69,858)	0.4%	(69,858)	0.4%
Total stockholders' equity	485,449	472,740	2.7%	443,706	9.4%
Total liabilities and stockholders' equity	$ 4,214,241	$ 3,970,770	6.1%	$ 4,240,835	-0.6%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2015	2015	Change	2014	Change
Interest and dividend income:
Interest and fees on loans	$ 36,466	$ 36,915	-1.2%	$ 30,912	18.0%
Interest on securities	2,884	2,979	-3.2%	3,158	-8.7%
Dividends on FRB and FHLB stock	607	1,116	-45.6%	463	31.1%
Interest on deposits in other banks	68	40	70.0%	29	134.5%
Total interest and dividend income	40,025	41,050	-2.5%	34,562	15.8%
Interest expense:
Interest on deposits	3,881	3,802	2.1%	3,278	18.4%
Interest on subordinated debentures	158	151	4.6%	73	116.4%
Interest on FHLB advances	1	4	-75.0%	37	-97.3%
Interest on rescinded stock obligation	--	--	--	87	-100.0%
Total interest expense	4,040	3,957	2.1%	3,475	16.3%
Net interest income before provision for loan losses	35,985	37,093	-3.0%	31,087	15.8%
(Negative provision) provision for loan losses	(3,704)	(2,403)	54.1%	48	-7816.7%
Net interest income after provision for loan losses	39,689	39,496	0.5%	31,039	27.9%
Noninterest income:
Bargain purchase gain, net of deferred taxes	--	--	--	14,577	-100.0%
Service charges on deposit accounts	3,378	3,169	6.6%	2,883	17.2%
Trade finance and other service charges and fees	1,115	1,109	0.5%	1,153	-3.3%
Gain on sale of Small Business Administration ("SBA") loans	1,621	1,573	3.1%	1,221	32.8%
Net gain on sales of securities	2,048	1,912	7.1%	67	2956.7%
Disposition gains on Purchased Credit Impaired ("PCI") loans	4,334	2,470	75.5%	--	--
Other operating income	1,065	900	18.3%	1,710	-37.7%
Total noninterest income	13,561	11,133	21.8%	21,611	-37.2%
Noninterest expense:
Salaries and employee benefits	16,097	15,542	3.6%	12,847	25.3%
Occupancy and equipment	4,896	4,224	15.9%	3,098	58.0%
Data processing	1,418	1,335	6.2%	1,476	-3.9%
Professional fees	1,940	1,701	14.1%	1,386	40.0%
Supplies and communications	880	928	-5.2%	628	40.1%
Advertising and promotion	1,290	1,046	23.3%	809	59.5%
OREO expense	225	(13)	-1830.8%	(741)	-130.4%
Other operating expenses	1,976	2,311	-14.5%	2,564	-22.9%
Merger and integration costs	--	136	-100.0%	3,415	-100.0%
Total noninterest expense	28,722	27,210	5.6%	25,482	12.7%
Income from continuing operations before provision for income taxes	24,528	23,603	3.9%	27,168	-9.7%
Provision for income taxes	10,569	9,619	9.9%	5,368	96.9%
Income from continuing operations, net of taxes	$ 13,959	$ 13,984	-0.2%	$ 21,800	-36.0%
Discontinued operations
Loss from operations of discontinued subsidiaries	$ --	$ --	--	$ --	--
Income tax expense	--	--	--	--	--
Loss from discontinued operations	--	--	--	--	--
Net income	$ 13,959	$ 13,984	-0.2%	$ 21,800	-36.0%
					--
Basic earnings per share:
Income from continuing operations, net of taxes	$ 0.44	$ 0.44		$ 0.69
Income from discontinued operations, net of taxes	--	--		--
Basic earnings per share	$ 0.44	$ 0.44		$ 0.69
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 0.44	$ 0.44		$ 0.68
Income from discontinued operations, net of taxes	--	--		--
Diluted earnings per share	$ 0.44	$ 0.44		$ 0.68

Weighted-average shares outstanding:
Basic	31,799,573	31,774,692		30,708,581
Diluted	31,909,808	31,908,719		32,001,419
Common shares outstanding	31,977,207	31,974,842		31,894,429

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2015	2014	Change
Interest and dividend income:
Interest and fees on loans	$ 110,415	$ 85,764	28.7%
Interest on securities	9,737	8,166	19.2%
Dividends on FRB and FHLB stock	2,205	1,275	72.9%
Interest on deposits in other banks	156	67	132.8%
Total interest and dividend income	122,513	95,272	28.6%
Interest expense:
Interest on deposits	11,463	9,653	18.8%
Interest on FHLB advances	61	116	-47.4%
Interest on subordinated debentures	454	73	521.9%
Interest on rescinded stock obligation	--	87	-100.0%
Total interest expense	11,978	9,929	20.6%
Net interest income before provision for loan losses	110,535	85,343	29.5%
Negative provision for loan losses	(7,779)	(7,463)	4.2%
Net interest income after provision for loan losses	118,314	92,806	27.5%
Noninterest income:
Bargain purchase gain, net of deferred taxes	--	14,577	-100.0%
Service charges on deposit accounts	9,758	7,924	23.1%
Trade finance and other service charges and fees	3,491	3,341	4.5%
Gain on sale of Small Business Administration ("SBA") loans	4,878	2,267	115.2%
Net gain on sales of securities	6,144	1,852	231.7%
Disposition gains on Purchased Credit Impaired ("PCI") loans	8,027	--	--
Other operating income	3,246	3,353	-3.2%
Total noninterest income	35,544	33,314	6.7%
Noninterest expense:
Salaries and employee benefits	48,023	33,386	43.8%
Occupancy and equipment	13,423	7,964	68.5%
Data processing	4,885	3,746	30.4%
Professional fees	5,982	2,786	114.7%
Supplies and communications	2,638	1,725	52.9%
Advertising and promotion	2,859	2,142	33.5%
OREO expense	629	(735)	-185.6%
Other operating expenses	6,953	7,180	-3.2%
Merger and integration costs	1,747	3,572	-51.1%
Total noninterest expense	87,139	61,766	41.1%
Income from continuing operations before provision for income taxes	66,719	64,354	3.7%
Provision for income taxes	27,722	20,078	38.1%
Income from continuing operations, net of taxes	$ 38,997	$ 44,276	-11.9%
Discontinued operations
Income from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	$ --	$ 37	-100.0%
Income tax expense	--	481	-100.0%
Loss from discontinued operations	--	(444)	-100.0%
Net income	$ 38,997	$ 43,832	-11.0%

Basic earnings per share:
Income from continuing operations, net of taxes	$ 1.22	$ 1.39
Income from discontinued operations, net of taxes	--	(0.01)
Basic earnings per share	$ 1.22	$ 1.38
Diluted earnings per share:
Income from continuing operations, net of taxes	$ 1.22	$ 1.39
Income from discontinued operations, net of taxes	--	(0.01)
Diluted earnings per share	$ 1.22	$ 1.38

Weighted-average shares outstanding:
Basic	31,774,047	31,683,288
Diluted	31,855,024	31,967,876
Common shares outstanding	31,977,207	31,894,429

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Average balances:
Loans receivable (1)	$ 2,895,336	$ 2,839,601	$ 2,499,951	$ 2,851,895	$ 2,352,535
Securities	721,472	814,126	721,198	834,862	576,799
FRB and FHLB stock	29,916	29,938	28,368	29,903	26,972
Interest-bearing deposits in other banks	109,016	65,346	67,839	84,397	43,169
Interest-earning assets	3,755,740	3,749,011	3,317,356	3,801,057	2,999,479
Assets	4,021,642	4,023,750	3,522,234	4,074,537	3,167,514
Deposits	3,484,648	3,484,267	2,884,535	3,498,393	2,635,780
Borrowings	20,556	26,383	117,111	64,108	71,262
Interest-bearing liabilities	2,433,718	2,467,590	2,075,363	2,513,859	1,850,470
Stockholders' equity	479,478	474,134	433,164	471,218	434,800
Tangible equity	477,620	472,183	432,638	469,267	434,243

Performance ratios:
Return on average assets (2) (3)	1.38%	1.39%	2.46%	1.28%	1.87%
Pre-tax, pre-provision earnings on average assets (2) (3)	2.05%	2.11%	3.07%	1.93%	2.40%
Return on average stockholders' equity (2) (3)	11.55%	11.83%	19.97%	11.06%	13.61%
Return on average tangible equity (2) (3)	11.60%	11.88%	19.99%	11.11%	13.63%
Efficiency ratio	57.97%	56.42%	48.35%	59.65%	52.05%
Efficiency ratio excluding merger and integration costs	57.97%	56.14%	41.87%	58.46%	49.04%
Net interest spread (2)	3.57%	3.75%	3.47%	3.67%	3.53%
Net interest spread excluding acquisition accounting (2)	3.17%	3.18%	3.32%	3.12%	3.47%
Net interest margin (2)	3.80%	3.97%	3.72%	3.89%	3.80%
Net interest margin excluding acquisition accounting (2)	3.48%	3.48%	3.60%	3.40%	3.77%
Average stockholders' equity to average assets	11.92%	11.78%	12.30%	11.56%	13.73%

Allowance for loan losses:
Balance at beginning of period	$ 50,820	$ 52,951	$ 51,886	$ 52,666	$ 57,555
(Negative provision) provision for loan losses	(3,704)	(2,403)	48	(7,779)	(7,462)
Net (charge-offs) recoveries	(754)	272	(755)	1,475	1,086
Balance at end of period	$ 46,362	$ 50,820	$ 51,179	$ 46,362	$ 51,179

Asset quality ratios:
Nonperforming Non-PCI loans to loans (4)	0.79%	0.99%	0.92%	0.79%	0.92%
Nonperforming assets to assets (4)	0.88%	1.00%	1.10%	0.88%	1.10%
Nonperforming Non-PCI loans to allowance for loan losses (4) (5)	55.40%	56.65%	46.93%	55.40%	46.93%
Net loan (recoveries) charge-offs to average loans (2)	0.10%	-0.04%	0.12%	-0.07%	-0.06%
Allowance for loan losses to loans	1.52%	1.77%	1.91%	1.52%	1.91%
Allowance for loan losses to nonperforming Non-PCI loans (4) (5)	180.52%	176.53%	213.09%	180.52%	213.09%

Allowance for off-balance sheet items:
Balance at beginning of period	$ 962	$ 1,054	$ 1,592	$ 1,366	$ 1,248
(Negative provision) provision for loan losses	(406)	(92)	(48)	(810)	296
Balance at end of period	$ 556	$ 962	$ 1,544	$ 556	$ 1,544

Nonperforming assets (4):
Nonaccrual Non-PCI loans	$ 23,944	$ 28,023	$ 24,003
Loans 90 days or more past due and still accruing	--	--	15
Nonperforming Non-PCI loans	23,944	28,023	24,018
OREO, net	13,249	11,857	22,706
Nonperforming assets	37,193	39,880	46,724
Nonperforming loans in loans held for sale	--	--	--
Nonperforming assets	$ 37,193	$ 39,880	$ 46,724

Delinquent loans, 30 to 89 days past due and still accruing	$ 1,424	$ 9,007	$ 7,506

Delinquent loans to loans	0.05%	0.31%	0.28%

Acquired loans
PCI loans, net	$ 25,145	$ 33,908	67,024
Allowance for loan losses on PCI loans	$ 3,138	$ 1,352	--
Non-PCI loans, net	$ 179,695	$ 188,687	215,894
Unamortized acquisition discounts on Non-PCI loans	$ 14,414	$ 15,777	21,423

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	September 30,	June 30,	September 30,
	2015	2015	2014
Loan portfolio:
Commercial real estate loans	$ 2,541,449	$ 2,416,652	$ 2,310,003
Residential real estate loans	198,105	173,349	109,008
Commercial and industrial loans	280,784	260,540	235,500
Consumer loans	24,734	26,365	28,951
Loans receivable	3,045,072	2,876,906	2,683,462
Loans held for sale, at the lower of cost or fair value	4,871	4,158	7,757
Total loans	$ 3,049,943	$ 2,881,064	$ 2,691,219

Loan mix:
Commercial real estate loans	83.3%	84.0%	85.7%
Residential real estate loans	6.5%	6.0%	4.1%
Commercial and industrial loans	9.2%	9.0%	8.8%
Consumer loans	0.8%	0.9%	1.1%
Loans held for sale, at the lower of cost or fair value	0.2%	0.1%	0.3%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand: noninterest-bearing	$ 1,114,621	$ 1,061,823	$ 1,029,343
interest-bearing	87,871	95,825	91,348
Money market and savings	871,869	803,333	827,168
Time deposits of $250,000 or less	1,068,864	1,117,522	1,264,066
Time depoposits of more than $250,000	375,469	361,278	386,229
Total deposits	$ 3,518,694	$ 3,439,781	$ 3,598,154

Deposit mix:
Demand: noninterest-bearing	31.7%	30.9%	28.6%
interest-bearing	2.5%	2.8%	2.5%
Money market and savings	24.8%	23.4%	23.0%
Time deposits of $250,000 or less	30.3%	32.4%	35.2%
Time depoposits of more than $250,000	10.7%	10.5%	10.7%
Total deposits	100.0%	100.0%	100.0%

Capital ratios (6):
Hanmi Financial
Total risk-based capital	14.77%	15.28%	16.51%
Tier 1 risk-based capital	13.51%	14.02%	15.26%
Common equity tier 1 capital	13.51%	14.02%	--
Tier 1 leverage capital ratio	11.19%	11.05%	12.95%
Hanmi Bank
Total risk-based capital	14.71%	15.21%	16.50%
Tier 1 risk-based capital	13.45%	13.94%	15.24%
Common equity tier 1 capital	13.45%	13.94%	--
Tier 1 leverage capital ratio	11.14%	10.99%	12.94%

(1) Includes loans held for sale
(2) Annualized
(3) Amount calculated based on net income from continuing operations
(4) Excludes PCI loans
(5) Excludes allowance for loan losses allocated to PCI loans
(6) Basel III rules became effective January 1, 2015, with transitional provisions, and all prior period data is based on Basel I rules

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$ 2,895,336	$ 36,466	5.00%	$ 2,839,601	$ 36,915	5.21%	$ 2,499,951	$ 30,912	4.91%
Securities	721,472	2,884	1.60%	814,126	2,990	1.47%	721,198	3,158	1.75%
FRB and FHLB stock	29,916	607	8.12%	29,938	1,116	14.91%	28,368	463	6.53%
Interest-bearing deposits in other banks	109,016	68	0.25%	65,346	40	0.25%	67,839	29	0.17%
Total interest-earning assets	3,755,740	40,025	4.23%	3,749,011	41,061	4.39%	3,317,356	34,562	4.13%

Noninterest-earning assets:
Cash and due from banks	89,241			89,313			73,935
Allowance for loan losses	(50,416)			(53,159)			(58,390)
Other assets	227,077			238,585			189,333
Total noninterest-earning assets	265,902			274,739			204,878

Total assets	$ 4,021,642			$ 4,023,750			$ 3,522,234

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$ 91,111	$ 31	0.13%	$ 94,686	$ 32	0.14%	$ 72,455	$ 25	0.14%
Money market and savings	860,595	1,112	0.51%	821,498	1,002	0.49%	692,759	1,126	0.64%
Time deposits	1,461,456	2,738	0.74%	1,525,023	2,768	0.73%	1,193,038	2,127	0.71%
FHLB advances	1,902	1	0.21%	7,637	4	0.21%	105,667	37	0.14%
Rescinded stock obligation	15	--	0.00%	150	--	0.00%	5,219	87	6.61%
Subordinated debentures	18,639	158	3.36%	18,596	151	3.26%	6,225	73	4.65%
Total interest-bearing liabilities	2,433,718	4,040	0.66%	2,467,590	3,957	0.64%	2,075,363	3,475	0.66%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,071,486			1,043,060			926,283
Other liabilities	36,960			38,966			87,424
Total noninterest-bearing liabilities	1,108,446			1,082,026			1,013,707

Total liabilities	3,542,164			3,549,616			3,089,070
Stockholders' equity	479,478			474,134			433,164

Total liabilities and stockholders' equity	$ 4,021,642			$ 4,023,750			$ 3,522,234

Net interest income		$ 35,985			$ 37,104			$ 31,087

Cost of deposits			0.44%			0.44%			0.45%
Net interest spread			3.57%			3.75%			3.47%
Net interest margin			3.80%			3.97%			3.72%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid, Continued (Unaudited)
(In thousands)

	Nine Months Ended
	September 30, 2015			September 30, 2014
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$ 2,851,895	$ 110,415	5.18%	$ 2,352,535	$ 85,764	4.87%
Securities	834,862	9,737	1.56%	576,799	8,166	1.89%
FRB and FHLB stock	29,903	2,205	9.83%	26,972	1,275	6.30%
Federal funds sold	--	--	0.00%	4	--	0.00%
Interest-bearing deposits in other banks	84,397	156	0.25%	43,169	67	0.21%
Total interest-earning assets	3,801,057	122,513	4.31%	2,999,479	95,272	4.25%

Noninterest-earning assets:
Cash and due from banks	88,313			73,964
Allowance for loan losses	(52,287)			(58,031)
Other assets	237,454			152,102
Total noninterest-earning assets	273,480			168,035

Total assets	$ 4,074,537			$ 3,167,514

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$ 89,286	$ 89	0.13%	$ 65,491	$ 68	0.14%
Money market and savings	834,418	3,087	0.49%	655,032	3,385	0.69%
Time deposits	1,526,047	8,287	0.73%	1,058,685	6,200	0.78%
FHLB advances	45,311	61	0.18%	67,405	116	0.23%
Rescinded stock obligation	199	--	0.00%	1,785	87	6.52%
Subordinated debentures	18,598	454	3.26%	2,072	73	4.71%
Total interest-bearing liabilities	2,513,859	11,978	0.64%	1,850,470	9,929	0.72%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,048,642			856,572
Other liabilities	40,818			25,672
Total noninterest-bearing liabilities	1,089,460			882,244

Total liabilities	3,603,319			2,732,714
Stockholders' equity	471,218			434,800

Total liabilities and stockholders' equity	$ 4,074,537			$ 3,167,514

Net interest income		$ 110,535			$ 85,343

Cost of deposits			0.44%			0.49%
Net interest spread			3.67%			3.53%
Net interest margin			3.89%			3.80%

(1) Includes loans held for sale

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share and per share data)
	September 30,	June 30,	September 30,
Hanmi Financial Corporation	2015	2015	2014
Assets	$ 4,214,241	$ 3,970,770	$ 4,240,835
Less other intangible assets	(1,795)	(1,890)	(2,179)
Tangible assets	$ 4,212,446	$ 3,968,880	$ 4,238,656

Stockholders' equity	$ 485,449	$ 472,740	$ 443,706
Less other intangible assets	(1,795)	(1,890)	(2,179)
Tangible stockholders' equity	$ 483,654	$ 470,850	$ 441,527

Stockholders' equity to assets	11.52%	11.91%	10.46%
Tangible common equity to tangible assets	11.48%	11.86%	10.42%

Common shares outstanding	31,977,207	31,974,842	31,894,429
Tangible common equity per common share	$ 15.12	$ 14.73	$ 13.84

Net Income Ajusted for the After-Tax Bargain Purchase Gain and Merger and Integrations Costs (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Pre-tax income	$ 24,528	$ 27,168	$ 66,719	$ 64,354
Less: after-tax bargain purchase gain	--	14,577	--	14,577
Add: pre-tax merger and integration costs	--	3,415	1,747	3,572
Adjusted pre-tax income	24,528	16,006	68,466	53,349
Adjusted income tax expense (1)	10,569	6,824	28,448	21,519
Adjusted net income	$ 13,959	$ 9,182	$ 40,018	$ 31,830

(1) Effective income tax of 43.09 % and 42.63% for the three months ended September 30, 2015 and 2014, respectively, and 41.55% and 40.34% for the nine months ended September 30, 2015 and 2014, respectively.
CONTACT: Investor Contacts:
         Romolo (Ron) Santarosa
         Senior Executive Vice President,
         Corporate Finance and Strategy
         213-427-5636

         Michael McCall
         Executive Vice President & Chief Financial Officer
         213-427-5701

         Lasse Glassen
         Investor Relations
         Addo Communications
         310-829-5400